     As filed with the Securities and Exchange Commission on May 23, 2000
                                                   Registration No. 333-________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           CROSS TIMBERS OIL COMPANY
           (Exact name of co-registrant as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)

                                  75-2347769
                     (I.R.S. Employer Identification No.)

               810 Houston Street, Suite 2000, Fort Worth, Texas
                   (Address of Principal Executive Offices)
                                     76102
                                  (Zip Code)

               CROSS TIMBERS OIL COMPANY EMPLOYEES' 401(k) PLAN
                           (Full title of the plan)
                                Bob R. Simpson
                        810 Houston Street, Suite 2000
                           Fort Worth, Texas 76102
                    (Name and address of agent for service)
                                (817) 870-2800
         (Telephone number, including area code, of agent for service)
                                  __________
                                   Copy to:

                               Frank G. McDonald
                        810 Houston Street, Suite 2000
                           Fort Worth, Texas 76102
                    (Name and address of agent for service)
                                (817) 870-2800

                        Calculation of Registration Fee

====================================================================================================================================
 Title of securities to be       Amount to be       Proposed maximum offering   Proposed maximum aggregate   Amount of registration
         registered            registered (1)          price per unit (2)            offering price                 fee (2)
------------------------------------------------------------------------------------------------------------------------------------
 Common stock, $0.01 par           800,000                     $17.71875               $14,175,000                $3,742.20
 value, and preferred stock
 purchase rights
------------------------------------------------------------------------------------------------------------------------------------

_________
 (1) Pursuant to Rule 416(a), the number of shares of common stock registered hereunder includes such indeterminate number of additional shares as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

 (2) Computed pursuant to Rule 457(c) and (h) based on the average of the high and low prices on May 19, 2000.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities. Pursuant to this registration statement, Cross Timbers Oil Company hereby registers an additional 800,000 shares of its common stock for issuance under the Cross Timbers Oil Company 401(k) Plan.

     Pursuant to General Instruction E of Form S-8, this registration statement incorporates by reference the contents of Cross Timbers' registration statement on Form S-8, Registration No. 333-68775, filed with the Securities and Exchange Commission on December 11, 1998, and all post-effective amendments thereto. Pursuant to General Instruction E of Form S-8, all information that has been incorporated from the original registration statement is not repeated in this registration statement.


Item 8.  Exhibits

     Exhibit Number    Description
     --------------    -----------


     4.1 Cross Timbers Oil Company Employees' 401(k) Plan (incorporated by reference to Exhibit 4.1 to Cross Timbers' registration statement on Form S-8, File No. 33-64274)
     4.2     Specimen Stock Certificate (incorporated by reference to Exhibit
             4.1 to Cross Timbers' registration statement on Form S-1, File No. 33-59820)
     5.1 Qualification letter, dated February 27, 1991, from the Internal Revenue Service (incorporated by reference to Exhibit 4.1 to Cross Timbers' registration statement on Form S-8, File No. 33-64274)
     15.1    Awareness letter of Arthur Andersen LLP
     23.1    Consent of Arthur Andersen LLP
     24.1 Power of attorney (contained on the signature page to this Registration Statement)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on May 23, 2000.

                                    CROSS TIMBERS OIL COMPANY

                                    By:  /s/ BOB R. SIMPSON
                                        ----------------------------
                                    Bob R. Simpson, Chairman of the Board and
                                    Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bob R. Simpson, Steffen E. Palko and Louis G. Baldwin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                       Title                              Date
     ---------                       -----                              ----

/s/ BOB R. SIMPSON                    Chairman of the Board;        May 23, 2000
----------------------------------    Chief Executive Officer;
Bob R. Simpson                        Director (Principal Executive
                                      Officer)

/s/ STEFFEN E. PALKO                  Vice Chairman; President;     May 23, 2000
----------------------------------    Director
Steffen E. Palko

/s/ J. LUTHER KING, JR.               Director                      May 23, 2000
----------------------------------
J. Luther King, Jr.

/s/ JACK P. RANDALL                   Director                      May 23, 2000
----------------------------------
Jack P. Randall

/s/ SCOTT G. SHERMAN                  Director                      May 23, 2000
----------------------------------
Scott G. Sherman

/s/ HERBERT D. SIMONS                 Director                      May 23, 2000
----------------------------------
Herbert D. Simons

/s/ LOUIS G. BALDWIN                  Executive Vice President;     May 23, 2000
----------------------------------    Chief Financial Officer
Louis G. Baldwin                      (Principal Financial Officer)

/s/ BENNIE G. KNIFFEN                 Senior Vice President;        May 23, 2000
----------------------------------    Controller (Principal
Bennie G. Kniffen                     Accounting Officer)

                                 EXHIBIT INDEX

     Exhibit Number           Description
     --------------           -----------

     15.1    Awareness letter of Arthur Andersen LLP
     23.1    Consent of Arthur Andersen LLP
     24.1 Power of attorney (contained on the signature page to this Registration Statement)